Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Kraft Foods Inc.:

In our opinion, the accompanying combined balance sheets and the related combined statements of earnings, of shareholder's equity, and of cash flows present fairly, in all material respects, the financial position of the Post Cereals Business (the "Business"), a component of Kraft Foods Inc. (the "Company") at December 29, 2007 and December 30, 2006, and the results of its operations and its cash flows for each of the three years ended December 29, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 and 6 to the combined financial statements, the Business changed the manner in which it accounts for pension, postretirement and postemployment plans in 2006 and the manner in which it accounts for uncertain tax positions in 2007.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

March 19, 2008

KRAFT FOODS' POST CEREALS BUSINESS

COMBINED STATEMENTS OF EARNINGS

FOR THE YEARS ENDED DECEMBER 29, 2007,

DECEMBER 30, 2006, AND DECEMBER 31, 2005

(in thousands of dollars)

	2007	2006	2005
Net revenues	$1,102,695	$1,092,817	$1,090,686
Cost of sales	639,475	636,570	612,078

Gross profit	463,220	456,247	478,608
Marketing, administration and research costs	227,911	223,434	220,984
Selling expense	39,097	33,464	38,162
Asset impairment and exit costs	15,229	9,343	2,630

Operating income	180,983	190,006	216,832
Provision for income taxes	64,307	68,242	81,318

Net earnings	$116,676	$121,764	$135,514

See accompanying notes to combined financial statements of Post cereals business.

KRAFT FOODS' POST CEREALS BUSINESS

COMBINED BALANCE SHEETS

AT DECEMBER 29, 2007, AND DECEMBER 30, 2006

(in thousands of dollars)

	2007	2006
ASSETS
Receivables (less allowances of $1,015 in 2007 and $1,625 in 2006)	$62,607	$56,464
Inventories:
Raw materials	24,785	27,079
Finished product	52,304	53,933

Total inventories	77,089	81,012
Deferred income taxes	16,068	18,664
Other current assets	2,297	2,032

Total current assets	158,061	158,172
Property, plant and equipment, at cost:
Land and land improvements	3,494	3,262
Buildings and building equipment	177,666	171,830
Machinery and equipment	760,918	725,787
Construction in progress	16,909	28,547

	958,987	929,426
Less accumulated depreciation	514,863	468,321

Property, plant and equipment, net	444,124	461,105
Goodwill	298,505	292,153
Other intangible assets, net	9,000	--
Prepaid pension assets	8,844	3,007

TOTAL ASSETS	$918,534	$914,437

LIABILITIES
Accounts payable	$26,800	$31,299
Accrued liabilities:
Marketing	41,039	51,548
Employment costs	6,509	5,917
Accrued postretirement health care costs	2,297	2,226
Other	11,378	11,718

Total current liabilities	88,023	102,708
Deferred income taxes	183,848	177,304
Other liabilities	9,935	8,801

TOTAL LIABILITIES	281,806	288,813

Contingencies (Note 10)

EQUITY
Contribution from Kraft	290,097	290,224
Retained earnings	369,837	363,718
Accumulated other comprehensive losses	(23,206)	(28,318)

TOTAL EQUITY	636,728	625,624

TOTAL LIABILITIES AND EQUITY	$918,534	$914,437

See accompanying notes to combined financial statements of Post cereals business.

KRAFT FOODS' POST CEREALS BUSINESS

COMBINED STATEMENTS OF EQUITY

FOR THE YEARS ENDED DECEMBER 29, 2007,

DECEMBER 30, 2006, AND DECEMBER 31, 2005

(in thousands of dollars)

	Contribution from Kraft	Retained Earnings	Accumulated Other Comprehensive Earnings / (Losses)	Total Equity
Balances at December 26, 2004	$290,224	$373,013	$(20,663)	$642,574
Comprehensive earnings:
Net earnings	--	135,514	--	135,514
Other comprehensive earnings, net of income taxes	--	--	554	554

Total comprehensive earnings				136,068

Distribution to Kraft	--	(129,578)	--	(129,578)

Balances at December 31, 2005	$290,224	$378,949	$(20,109)	$649,064
Comprehensive earnings:
Net earnings	--	121,764	--	121,764
Other comprehensive losses, net of income taxes	--	--	(191)	(191)

Total comprehensive earnings				121,573

Distribution to Kraft	--	(136,995)	--	(136,995)
Initial adoption of FASB Statement No. 158, net of income taxes (Note 6)	--	--	(8,018)	(8,018)

Balances at December 30, 2006	$290,224	$363,718	$(28,318)	$625,624
Comprehensive earnings:				--
Net earnings	--	116,676	--	116,676
Other comprehensive earnings, net of income taxes	--	--	5,112	5,112

Total comprehensive earnings				121,788

Distribution to Kraft	--	(108,756)	--	(108,756)
Initial adoption of FIN 48 (Note 1)	--	(1,801)	--	(1,801)
Net settlement of employee stock awards with Kraft (Note 5)	(127)	--	--	(127)

Balances at December 29, 2007	$290,097	$369,837	$(23,206)	$636,728

See accompanying notes to combined financial statements of Post cereals business.

KRAFT FOODS' POST CEREALS BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 29, 2007,

DECEMBER 30, 2006, AND DECEMBER 31, 2005

(in thousands of dollars)

	2007	2006	2005
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES
Net earnings	$116,676	$121,764	$135,514
Adjustments to reconcile net earnings to operating cash flows:
Depreciation	35,174	34,869	35,388
Deferred income tax benefit	7,507	2,470	4,695
Asset impairment and exit costs, net of cash paid	11,721	3,857	1,896
Change in assets and liabilities:
Receivables, net	(4,998)	(2,608)	3,917
Inventories	5,720	6,975	(10,411)
Prepaid expenses	(233)	3,174	80
Accounts payable	(4,538)	1,959	6,131
Accrued liabilities	(13,473)	(4,771)	(7,492)
Change in pension assets and postretirement liabilities, net	(5,073)	(2,291)	(3,140)
Other	(7,171)	3,369	944

Net cash provided by operating activities	141,312	168,767	167,522

CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES
Capital expenditures	(20,672)	(32,489)	(34,108)
Proceeds from sales of property, plant and equipment	1,122	1	--

Net cash used in investing activities	(19,550)	(32,488)	(34,108)

CASH (USED IN) FINANCING ACTIVITIES
Distribution to Kraft	(121,762)	(136,279)	(133,414)

Net cash used in financing activities	(121,762)	(136,279)	(133,414)

Cash and cash equivalents:
Increase	--	--	--
Balance at beginning of period	--	--	--

Balance at end of period	$--	$--	$--

Cash paid:
Income taxes	$56,802	$65,774	$76,626

See accompanying notes to combined financial statements of Post cereals business.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies:

Nature of Operations and Basis of Presentation:

The Post cereals business is a wholly owned component of Kraft Foods Inc. ("Kraft"). Kraft was a wholly owned subsidiary of Altria Group, Inc. ("Altria") before Kraft completed its initial public offering on June 13, 2001. Effective as of the close of business on March 30, 2007, Altria spun off its remaining interest (89.0%) in Kraft (the "Kraft Distribution"). At December 29, 2007 and December 30, 2006, there were no shares of common or preferred stock of the Post cereals business authorized or outstanding.

On November 15, 2007, Kraft announced that it intends to merge the Post cereals business into Ralcorp Holdings, Inc. ("Ralcorp") after a tax-free distribution to Kraft's shareholders (the "Post Distribution"). Kraft and Ralcorp signed an agreement to execute the Post Distribution by means of a "reverse morris trust" transaction. This transaction is subject to customary closing conditions, including antitrust approval, IRS tax-free ruling and Ralcorp shareholder approval. To date, both the U.S. and Canadian antitrust approvals have been obtained. Management of the Post cereals business anticipates that this transaction will be completed in mid-2008.

The Post cereals business has a single operating segment, and manufactures and markets ready-to-eat cereals under several brand names, including: Honey Bunches of Oats, Pebbles, Shredded Wheat, Selects, Grape-Nuts and Honeycomb. Products of the Post cereals business are generally sold to supermarket chains, wholesalers, supercenters, club stores, mass merchandisers, distributors, convenience stores and the foodservice channel in North America. Products of the Post cereals business are manufactured at six facilities - Battle Creek, Michigan; Jonesboro, Arkansas; Modesto, California; Naperville, Illinois; Cobourg, Ontario; and Niagara Falls, Ontario. Approximately 1,230 employees will join Ralcorp following the consummation of the transaction.

Kraft's shareholders are expected to receive approximately 30.47 million shares of Ralcorp common stock after the Post Distribution and the subsequent merger of the Post cereals business with Ralcorp. Based on market conditions prior to closing, Kraft will determine whether the shares will be distributed in a spin-off or a split-off transaction. Either type of transaction is expected to be tax-free to Kraft's U.S. shareholders. In a spin-off transaction, Kraft shareholders would receive a pro rata number of shares of Ralcorp common stock. In a split-off transaction, Kraft shareholders would have the option to exchange their shares of Kraft common stock and receive shares of Ralcorp common stock at closing, resulting in a reduction in the number of shares of Kraft Class A common stock outstanding. Any shares of Kraft common stock that would not be subscribed for in the split-off would be distributed to Kraft shareholders in a spin-off that would also be consummated on the closing date of the Transactions. Depending on the method of distribution, stock awards of employees of the Post cereals business may be modified.

Principles of Combination:

The combined financial statements include the global operations of the Post cereals business. The Post cereals business reports year-end results as of the Saturday closest to the end of each year. This resulted in 53 weeks of operating results in the combined statement of earnings of the Post cereals business for the year ended December 31, 2005, versus 52 weeks for the years ended December 29, 2007 and December 30, 2006. All intercompany transactions were eliminated. Transactions between the Post cereals business and Kraft are included in these financial statements.

Use of Estimates and Allocations:

The financial statements of the Post cereals business are prepared in conformity with accounting principles generally accepted in the United States of America, which require the Post cereals business to make certain elections as to its accounting policy, estimates and assumptions that affect the reported amounts of assets and

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

liabilities, the disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of net revenues and expenses during the reporting periods. Significant accounting policy elections, estimates and assumptions include, among others, pension and benefit plan assumptions, valuation assumptions of goodwill and intangible assets, marketing programs and income taxes. Actual results could differ from those estimates.

Throughout the periods covered by the financial statements, operations of the Post cereals business were conducted and accounted for as part of Kraft. These financial statements have been derived from Kraft's historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in these financial statements are based on assumptions that management of the Post cereals business believes are reasonable. The financial statements do not necessarily represent the financial position of the Post cereals business had it been operated as a separate independent entity.

Related Party Transactions:

Under Kraft's centralized cash management system, cash requirements are provided directly by Kraft and cash generated from the Post cereals business is generally remitted directly to Kraft. Transaction systems (e.g., payroll, employee benefits, and accounts payable) used to record and account for cash disbursements are provided by centralized Kraft organizations. Kraft also provides centralized sales, order management, billing, credit and collection functions to the Post cereals business. These sales and customer service functions operate on a regional basis and are customer rather than business or product focused. Transaction systems (e.g., revenues, accounts receivable, and cash application) used to record and account for cash receipts are also provided by centralized Kraft organizations. Most of these corporate systems are not designed to track assets/liabilities and receipts/payments on a business specific basis.

Net revenues in the accompanying combined statements of earnings represent net sales directly attributable to the Post cereals business. Costs and expenses in the accompanying combined statements of earnings represent direct and allocated costs and expenses related to the Post cereals business. Costs for certain functions and services performed by centralized Kraft organizations have been allocated to the Post cereals business based on reasonable activity-based (generally volume, revenues, or a combination as compared to total Kraft and/or supporting segment or division amounts) and historical methods. The combined statements of earnings include expense allocations for 1) certain sales allowances, 2) certain fixed and variable manufacturing, shipping, distribution, and related systems and administration costs, 3) administrative costs of the marketing division responsible for the Post cereals business, including systems, accounting, and finance, 4) certain Kraft corporate marketing and administrative expenses, 5) research and development costs, and 6) certain variable and fixed selling expenses for the Kraft sales and customer service functions, including systems and sales administrative expenses.

Kraft maintains all debt obligations on a consolidated basis to fund and manage operations. During the periods presented in these financial statements, the Post cereals business had no debt obligations and Kraft did not allocate debt or interest expense to the operations of the Post cereals business.

Foreign currencies:

The Post cereals business translates the results of operations of its foreign operations using average exchange rates during each period, whereas balance sheet accounts are translated using exchange rates at the end of each period. The Post cereals business records currency translation adjustments as a component of shareholder's equity. Transaction gains and losses are recorded in the combined statements of earnings and were not significant for any of the periods presented.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Inventories:

Inventories are stated at the lower of cost or market. The last-in, first-out ("LIFO") method is used to cost a majority of inventories of the Post cereals business. The Post cereals business used the LIFO method to determine the cost of 79% of inventories at December 29, 2007 and 84% of inventories at December 30, 2006. The cost of other inventories is principally determined by the average cost method. The stated LIFO amounts of inventories were $3,772 thousand lower at December 29, 2007 and $326 thousand lower at December 30, 2006 than the current cost of inventories. The Post cereals business also records inventory allowances for overstocked and obsolete inventories due to ingredient and packaging changes. The Jonesboro, Naperville, Modesto, Cobourg, and Niagara Falls plants manufacture products other than products of the Post cereals business. Raw materials and spare parts at these plants attributed to the Post cereals business were allocated based on reasonable activity-based methodologies.

The Post cereals business prospectively adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 151, Inventory Costs, on January 1, 2006. SFAS No. 151 requires the Post cereals business to: (i) recognize abnormal idle facility expense, spoilage, freight and handling costs as current-period charges; and (ii) allocate fixed production overhead costs to inventories based on the normal capacity of the production facility. The effect of adoption did not have a material impact on the financial statements of the Post cereals business.

Long-lived assets:

Property, plant and equipment are stated at historical cost and depreciated by the straight-line method over the estimated useful lives of the assets. Machinery and equipment are depreciated over periods ranging from 3 to 20 years, and buildings and building improvements over periods up to 40 years.

The Post cereals business reviews long-lived assets for impairment when conditions exist that indicate the carrying amount of the assets may not be fully recoverable. The Post cereals business performs undiscounted operating cash flow analyses to determine if an impairment exists. When testing assets held for use for impairment, the Post cereals business groups assets and liabilities at the lowest level for which cash flows are separately identifiable. If an impairment is determined to exist, the loss is calculated based on fair value. Impairment losses on assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

Goodwill:

SFAS No. 142, Goodwill and Other Intangible Assets, requires the Post cereals business to test goodwill at least annually for impairment. To test goodwill, the Post cereals business compares the fair value of each reporting unit with the carrying value of the reporting unit. If the carrying value exceeds the fair value, goodwill is considered impaired. The impairment loss is measured as the difference between the carrying value and implied fair value of goodwill, which is determined using discounted cash flows. The Post cereals business has completed its annual impairment review of goodwill as of December 1. No impairments resulted from these reviews in 2007, 2006 and 2005.

Goodwill of the Post cereals business increased $6,352 thousand in 2007 and $136 thousand in 2006 relating to currency fluctuations.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Revenue recognition:

The Post cereals business recognizes revenues when title and risk of loss pass to customers, which occurs upon shipment or delivery of goods. Revenues are recorded net of consumer incentives and trade promotions and include all shipping and handling charges billed to customers. Shipping and handling costs are classified as part of cost of sales. A provision for product return allowances is also recorded as a reduction of revenues within the same period that the revenue is recognized.

Cost of Sales:

Cost of sales includes direct variable and fixed costs of material, labor, and overhead; allocated costs for supporting operations functions, facilities, and services shared by the Post cereals business with other Kraft companies; and direct outbound freight, and allocated variable and fixed shipping, storage, and handling expenses (shipping labor, physical inventories, pallets, lift truck maintenance, and warehouse supplies) that are incurred at Kraft's distribution centers on behalf of the Post cereals business. Indirect costs are allocated based on a variety of measures including production volume, pallets shipped and volume shipped.

Cost of sales includes allocated costs of $9,137 thousand in 2007, $11,458 thousand in 2006 and $9,655 thousand in 2005.

Marketing, administration and research costs:

Marketing - Kraft promotes products of the Post cereals business with advertising, consumer incentives and trade promotions. Such programs include, but are not limited to, discounts, coupons, rebates, in-store display incentives and volume-based incentives. The Post cereals business expenses advertising costs either in the period the advertising first takes place or as incurred. Consumer incentive and trade promotion activities are recorded as a reduction of revenues based on amounts estimated as being due to customers and consumers at the end of a period. Kraft bases these estimates principally on historical utilization and redemption rates. The Post cereals business does not defer amounts on its year-end combined balance sheet and all marketing costs are recorded as an expense in the year incurred. Advertising expenses include direct and indirect costs associated with advertising the brand name and products of the Post cereals business in the media (television, newspapers, periodicals, billboards, or other forms). Promotional expenses include costs associated with consumer promotions such as coupon production, distribution and processing, and costs for merchandise displays and/or sample costs. Total direct advertising expense incurred by the Post cereals business was $82,387 thousand in 2007, $87,981 thousand in 2006 and $86,655 thousand in 2005.

Administration - Administration expenses consist primarily of allocated costs incurred by Kraft. These expenses are allocated based on various measures relevant to the expense being allocated. Administration expenses also include losses on disposals of property, plant and equipment of $2,570 thousand in 2007, $1,481 thousand in 2006 and $2,332 thousand in 2005. Administration expenses include allocated costs of $43,144 thousand in 2007, $41,846 thousand in 2006 and $41,410 thousand in 2005.

Research - The Post cereals business expenses costs as incurred for product research and development. Research costs consist of allocated variable and fixed research costs incurred by Kraft's research and development group on behalf of the Post cereals business. Kraft has allocated these expenses based on projects directly attributable to the Post cereals business using headcount as the measure in relation to all of Kraft. Research and development expense was $18,911 thousand in 2007, $18,815 thousand in 2006 and $15,672 thousand in 2005.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Selling Expense:

Selling costs consist of allocated variable and fixed selling costs incurred by Kraft's sales and customer service group on behalf of the Post cereals business. Kraft has allocated these expenses based on historical activity measures relevant to the expense being allocated, including volume, revenues or a combination in relation to total Kraft volume and revenues.

Environmental costs:

The Post cereals business is subject to laws and regulations relating to the protection of the environment. The Post cereals business accrues for environmental remediation obligations on an undiscounted basis when such amounts are probable and can be reasonably estimated. The accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from third parties are recorded as assets when their receipt is deemed probable.

Based on information currently available, management of the Post cereals business believes that the ultimate resolution of existing environmental remediation actions and its compliance in general with environmental laws and regulations will not have a material effect on the financial position or results of the Post cereals business. However, management of the Post cereals business cannot quantify with certainty the potential impact of future compliance efforts, including those due to changes in law and environmental remediation actions.

Income taxes:

The Post cereals business accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Through the date of the Post Distribution, the Post cereals business will be included in Kraft's consolidated federal income tax return, and prior to the Kraft Distribution, the Post cereals business was included in Altria's consolidated federal income tax return. Income taxes of the Post cereals business were generally computed on a separate company basis. The tax effects resulting from being included in either Kraft's or Altria's tax return are included in amounts distributed to Kraft.

In July 2006, the Financial Accounting Standards Board "FASB") issued FASB Interpretation No. 48, Accounting for the Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 ("FIN 48"). The Post cereals business adopted the provisions of FIN 48 effective December 31, 2006. FIN 48 clarifies when tax benefits should be recorded in the financial statements and provides measurement criteria for valuing such benefits. In order for the Post cereals business to recognize benefits, its tax position must be more likely than not to be sustained upon audit. The amount the Post cereals business recognizes is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The adoption of FIN 48 resulted in a decrease to shareholder's equity as of December 31, 2006 of $1,801 thousand and resulted from:

●	a $1,964 thousand increase in the liability for unrecognized tax benefits, comprised of $1,499 thousand in tax and $465 thousand in interest; and

●	an increase to federal deferred tax assets of $163 thousand.
Stock-based compensation:

The Post cereals business is a part of Kraft's overall stock-based compensation plans. Effective January 1, 2006, the Post cereals business adopted the provisions of SFAS No. 123 (Revised 2004), Share-Based Payment, ("SFAS No. 123(R)") using the modified prospective method, which requires measurement of compensation cost for all stock-based awards at fair value on date of grant and recognition of compensation over the service periods

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

for awards expected to vest. The Post cereals business determines the fair value of restricted stock and rights to receive shares of stock based on the number of shares granted and the market value at date of grant. The Post cereals business determines the fair value of stock options using a modified Black-Scholes methodology.

The adoption of SFAS No. 123(R) resulted in an insignificant cumulative effect gain for the year ended December 30, 2006. The gross cumulative effect was recorded in marketing, administration and research costs for the year ended December 30, 2006.

Kraft elected to calculate the initial pool of tax benefits resulting from tax deductions in excess of the stock-based employee compensation expense recognized in the statement of earnings under FASB Staff Position ("FSP") 123(R)-3, Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards, and calculated on a combined basis. Under SFAS No. 123(R), tax shortfalls occur when actual tax deductible compensation expense is less than cumulative stock-based compensation expense recognized in the financial statements.

The Post cereals business previously applied the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB 25"). No compensation expense for employee stock options was reflected in net earnings in 2005, as all stock options granted under those plans had an exercise price equal to the market value of the common stock on the date of the grant. If the Post cereals business had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), to measure compensation expense for stock option awards in 2005, the total stock-based employee compensation expense, net of related tax effects, allocated to the Post cereals business by Kraft would have been insignificant. Historical combined statements of earnings already include the compensation expense for restricted stock and rights to receive shares of stock.

Revision:

Management has revised total comprehensive earnings included within the Post cereal business combined statements of equity for the years ended December 29, 2007, December 30, 2006 and December 31, 2005. Distributions to Kraft were inadvertently included within total comprehensive earnings for each year, and management subsequently revised the combined statements of equity to exclude the distribution to Kraft from total comprehensive earnings. This change had no impact on any of the Post cereal business combined balance sheets, combined statements of earnings or combined statements of cash flows for each of the periods presented.

New Accounting Pronouncements:

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, as amended in February 2008 by FSP FAS 157-2, Effective Date of FASB Statement No. 157. The provisions of SFAS No. 157 are effective for the Post cereals business as of January 1, 2008. However, FSP FAS 157-2 defers the effective date for all nonfinancial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until January 1, 2009. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on the financial statements of the Post cereals business.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115. The provisions are effective for Post as of January 1, 2008. This statement permits entities to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses on these instruments in earnings. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on its financial statements.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. The provisions, which change the way companies account for business combinations, are effective for the Post cereals business as of January 1, 2009. This statement requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose all information needed by investors to understand the nature and financial effect of the business combination. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on its financial statements.

In December 2007, the FASB also issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, the provisions of which are effective for the Post cereals business as of January 1, 2009. This statement requires an entity to classify noncontrolling interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and noncontrolling interests are required to be treated as equity transactions. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on its financial statements.

Note 2. Asset Impairment and Exit Costs:

In January 2004, Kraft announced a three-year restructuring program (the "Restructuring Program") and, in January 2006, extended it through 2008. The Post cereals business is part of the Restructuring Program. The objectives of this program are to leverage Kraft's global scale, realign and lower its cost structure, and optimize capacity.

Under the Restructuring Program, the Post cereals business recorded asset impairment and exit costs of $15,229 thousand during 2007, $9,343 thousand during 2006 and $2,630 thousand during 2005. The closure of one plant of the Post cereals business was announced in December 2007, which was the only plant closure announced for the Post cereals business since the program began in 2004. Management of the Post cereals business expects to pay cash for approximately $6,926 thousand of the charges that it incurred during 2007. Since the inception of the Restructuring Program, the Post cereals business has incurred $32,287 thousand in charges and paid cash for $13,026 thousand.

Restructuring liability activity for the years ended December 29, 2007 and December 30, 2006 was:

	Severance	Asset Write- downs	Other	Total
	(in thousands)
Liability balance, January 1, 2006	$1,456	$--	$76	$1,532
Charges	3,324	4,141	1,878	9,343
Cash spent	(3,556)		(1,930)	(5,486)
Charges against assets	(933)	(4,141)	--	(5,074)

Liability balance, December 30, 2006	291	--	24	315
Charges	4,869	8,303	2,057	15,229
Cash spent	(1,427)	--	(2,081)	(3,508)
Charges against assets	(1,500)	(8,303)	--	(9,803)

Liability balance, December 29, 2007	$2,233	$--	$--	$2,233

Severance costs include the cost of benefits received by terminated employees. In connection with its severance initiatives, as of December 29, 2007, the Post cereals business has eliminated approximately 375 positions and

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

announced the elimination of an additional 35 positions. Severance charges against assets primarily relate to incremental pension costs, which reduce prepaid pension assets. Certain accrued severance costs included in the accompanying balance sheets have been allocated to the Post cereals business based on activity-based methodologies. Asset write-downs relate to the impairment of assets caused by plant closings and related activity. The Post cereals business incurred other costs related primarily to the renegotiation of supplier contract costs, workforce reductions associated with the plant closings and the termination of leasing agreements.

Note 3. Income Taxes:

Earnings before income taxes, and provision for income taxes consisted of the following for the years ended December 29, 2007, December 30, 2006 and December 31, 2005:

	2007	2006	2005
	(in thousands)
Earnings before income taxes:
United States	$159,042	$168,407	$191,222
Outside United States	21,941	21,599	25,610

Total	$180,983	$190,006	$216,832

Provision for income taxes:
United States federal:
Current	$40,893	$47,456	$56,951
Deferred	7,208	4,879	3,781

	48,101	52,335	60,732
State and local	8,338	9,675	10,994

Total United States	56,439	62,010	71,726

Outside United States:
Current	8,756	9,507	9,348
Deferred	(888)	(3,275)	244

Total outside United States	7,868	6,232	9,592

Total provision for income taxes	$64,307	$68,242	$81,318

After the implementation of FIN 48 on December 31, 2006, unrecognized tax benefits of the Post cereals business were $3,489 thousand. Unrecognized tax benefits of the Post cereals business were $4,398 thousand at December 29, 2007. Management of the Post cereals business does not expect a significant change in its unrecognized tax benefits within the next 12 months. The Post cereals business includes accrued interest and penalties related to uncertain tax positions in its tax provision. The Post cereals business had accrued interest and penalties of $591 thousand as of December 31, 2006 and $869 thousand as of December 29, 2007. The 2007 provision for income taxes of the Post cereals business includes $278 thousand for interest and penalties.

The change in unrecognized tax benefits of the Post cereals business for the year ended December 29, 2007 was (in thousands):

January 1, 2007	$3,489
Increases from positions taken during the current period	909

December 29, 2007	$4,398

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

The tax returns in which the Post cereals business is included, are regularly examined by federal and various state and Canadian tax authorities. The U.S. federal statute of limitations remains open for the year 2000 and onward, with years 2000 through 2003 currently under examination by the IRS. The Canadian statute of limitations remains open for the year 2001 and onward, and the Post cereals business is currently under examination by various state taxing authorities, with statutes of limitations generally ranging from three to five years.

In October 2004, the American Jobs Creation Act ("the Jobs Act") was signed into law. The Jobs Act provides tax relief to U.S. domestic manufacturers by providing a tax deduction related to a percentage of the lesser of "qualified production activities income" or taxable income. The deduction, which was 3% in 2005, increases to 9% by 2010. In accordance with SFAS No. 109, the Post cereals business recognizes these benefits in the year earned. These amounts were allocated based on the proportion of taxable income of the Post cereals business relative to Kraft Foods taxable income for each year. The tax benefit was approximately $2,466 thousand in 2007, $1,206 thousand in 2006 and $1,486 thousand in 2005.

At December 29, 2007, applicable United States federal income taxes and foreign withholding taxes had not been provided on approximately $114 million of accumulated earnings of foreign subsidiaries that are expected to be permanently reinvested.

The effective income tax rate on pre-tax earnings differed from the U.S. federal statutory rate for the following reasons for the years ended December 29, 2007, December 30, 2006 and December 31, 2005:

	2007	2006	2005
U.S. federal statutory rate	35.0%	35.0%	35.0%
Increase / (decrease) resulting from:
State and local income taxes, net of federal tax benefit	3.0%	3.3%	3.3%
Other	(2.5)%	(2.4)%	(0.8)%

Effective tax rate	35.5%	35.9%	37.5%

The 2007 effective tax includes $5,420 thousand of net state tax expense, partially offset by an increased domestic manufacturing deduction. The 2006 effective tax rate includes $6,289 thousand of net state tax expense, partially offset by the domestic manufacturing deduction and lower Canadian tax rates enacted in 2006. The 2005 effective tax rate includes $7,146 thousand of net state tax expense, partially offset by the domestic manufacturing deduction.

The tax effects of temporary differences that gave rise to deferred income tax assets and liabilities consisted of the following at December 29, 2007 and December 30, 2006 and December 31, 2005:

	2007	2006	2005
	(in thousands)
Total deferred income tax assets	$22,173	$25,189	$26,933
Deferred income tax liabilities:
Property, plant and equipment	(111,042)	(111,479)	(119,995)
Other	(78,911)	(72,350)	(65,720)

Total deferred income tax liabilities	(189,953)	(183,829)	(185,715)

Net deferred income tax liabilities	$(167,780)	$(158,640)	$(158,782)

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Note 4. Accumulated Other Comprehensive Earnings / (Losses):

The components of accumulated other comprehensive earnings / (losses) were:

	Currency Translation Adjustments	Pension and Other Benefits	Total
	(in thousands)
Balances at December 26, 2004	$(20,663)	$--	$(20,663)
Other comprehensive earnings/(losses), net of income taxes:
Currency translation adjustments	554	--	554

Total other comprehensive earnings			554

Balances at December 31, 2005	$(20,109)	$--	$(20,109)
Other comprehensive earnings/(losses), net of income taxes:
Currency translation adjustments	(191)	--	(191)

Total other comprehensive earnings			(191)

Initial adoption of FASB Statement No. 158, net of income taxes (Note 6)	--	(8,018)	(8,018)

Balances at December 30, 2006	$(20,300)	$(8,018)	$(28,318)
Other comprehensive earnings/(losses), net of income taxes:
Currency translation adjustments	4,308	(1,258)	3,050
Amortization of experience losses and prior service costs	--	625	625
Net actuarial gain arising during period	--	1,437	1,437

Total other comprehensive earnings			5,112

Balances at December 29, 2007	$(15,992)	$(7,214)	$(23,206)

Note 5. Stock Plans:

The Post cereals business is a part of Kraft's overall stock-based compensation plans. Under the Kraft 2005 Performance Incentive Plan (the "2005 Plan"), Kraft may grant to eligible employees awards of stock options, stock appreciation rights, restricted stock, restricted and deferred stock units, and other awards based on Kraft's Class A common stock, as well as performance-based annual and long-term incentive awards.

Bifurcation of Stock Awards at Kraft Distribution:

Prior to Kraft's IPO, certain employees of the Post cereals business participated in Altria's stock compensation plans. At the Kraft Distribution, as described in Note 1, Summary of Significant Accounting Policies, Altria stock awards were modified through the issuance of Kraft stock awards, and accordingly, the Altria stock awards were split into two instruments. Holders of Altria stock options received: 1) a new Kraft option to acquire shares of Kraft's Class A common stock; and 2) an adjusted Altria stock option for the same number of shares of Altria common stock previously held, but with a proportionally reduced exercise price. For each employee stock option outstanding, the aggregate intrinsic value immediately after the Kraft Distribution was not greater than the aggregate intrinsic value immediately prior to the Kraft Distribution. The Post cereals business reimbursed Kraft

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

$127 thousand for Altria options received by employees of the Post cereals business, and Kraft in turn included that amount in its net settlement with Altria. The Post cereals business determined the fair value of the stock options using the modified Black-Scholes option valuation model.

Based upon the number of Altria stock awards outstanding at the Kraft Distribution, Kraft granted stock options to employees of the Post cereals business for 7,887 shares of Kraft's Class A common stock at a weighted-average price of $16.00. The options expire in 2011.

Stock Option Plan:

Stock options are granted at an exercise price equal to the market value of the underlying stock on the grant date, generally become exercisable on the first anniversary of the grant date and have a maximum term of ten years. Kraft has not granted stock options to employees of the Post cereals business since 2002.

Stock option activity was as follows for the year ended December 29, 2007:

	Shares Subject to Option	Weighted Average Exercise Price	Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance at January 1, 2007	45,450	$31.00
Options issued at Kraft Distribution	7,887	$16.00
Options exercised	(6,067)	$25.99

Balance at December 29, 2007	47,270	$29.14	3 years	$165 thousand

Exercisable at December 29, 2007	47,270	$29.14	3 years	$165 thousand

The total intrinsic value of options exercised was $44 thousand in 2007. There were no exercises in 2006 or 2005.

Prior to Kraft's IPO, certain employees of the Post cereals business participated in Altria's stock compensation plans. Other than stock awards granted as a result of the Kraft Distribution, Altria has not issued Altria stock compensation to employees of the Post cereals business since the Kraft IPO. For the year ended December 31, 2005, stock compensation plans were accounted for in accordance with the intrinsic value-based method permitted by SFAS No. 123, Accounting for Stock-Based Compensation, which did not result in compensation cost for stock options. The fair value of the awards was determined using a modified Black-Scholes methodology using the following weighted average assumptions for Altria common stock:

	Risk-Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Fair Value at Grant Date
2006 Altria Group Inc.	5%	4 years	26.73%	4.43%	$12.79
2005 Altria Group Inc.	4%	4 years	32.90%	4.43%	$14.08
Restricted Stock Plans:

Kraft may grant shares of restricted stock and rights to receive shares of stock to eligible employees of the Post cereals business, giving them in most instances all of the rights of stockholders, except that they may not sell, assign, pledge or otherwise encumber such shares and rights. Such shares and rights are subject to forfeiture if certain employment conditions are not met. Restricted stock generally vests on the third anniversary of the grant date.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

The fair value of the restricted shares and rights at the date of grant is amortized ratably over the restriction period. The Post cereals business recorded pre-tax compensation expense related to restricted stock and rights of $4,803 thousand in 2007, $5,045 thousand in 2006 and $5,168 thousand in 2005 including the allocated expenses of shared functions. The deferred tax benefit recorded related to this compensation expense was $1,806 thousand for the year ended December 29, 2007, $1,897 thousand for the year ended December 30, 2006 and $1,943 thousand for the year ended December 31, 2005. The unamortized compensation expense related to restricted stock and rights of the Post cereals business was $7,245 thousand at December 29, 2007 and is expected to be recognized over a weighted average period of 2 years.

Restricted stock and rights activity related to employees of the Post cereals business for the year ended December 29, 2007 was:

	Number of Shares	Weighted-Average Grant Date Fair Value Per Share
Balance at December 31, 2006	75,590	$31.29
Granted	29,360	34.66
Vested	(23,010)	32.23
Forfeited	(4,690)	32.10

Balance at December 29, 2007	77,250	32.24

In January 2007, Kraft issued 29,360 shares of restricted stock and stock rights to eligible U.S. and non-U.S. employees of the Post cereals business as part of its annual incentive program. Restrictions on these shares and rights lapse in the first quarter of 2010. The market value per restricted share or right was $34.66 on the date of grant. No restricted shares or rights were issued in 2007 to employees of the Post cereals business as a result of the Kraft Distribution.

The weighted-average grant date fair value of restricted stock and rights granted was $1,018 thousand, or $34.66 per restricted share or right, in 2007, $860 thousand, or $29.00 per restricted share or right, in 2006 and $764 thousand, or $33.32 per restricted share or right, in 2005. The vesting date fair value of restricted stock and rights was $780 thousand in 2007 and $484 thousand in 2006. No restricted stock or rights vested in 2005.

Note 6. Benefit Plans:

Kraft sponsors contributory and noncontributory defined benefit pension plans covering most of its employees, and the Post cereals business participates in those plans. As appropriate, the Post cereals business provides pension coverage for employees of its non-U.S. operations through separate plans. Local statutory requirements govern many of these plans. In addition, the Post cereals business provides health care and other benefits to most retired employees.

Multiemployer Pension Plans

U.S. employees and some Canadian employees of the Post cereals business participate in Kraft's pension plans. The Post cereals business makes contributions to those plans based on Kraft's net periodic pension cost. Kraft determines the Post cereals business portion of its net periodic pension cost based on total pensionable earnings. Expensed contributions of the Post cereals business to these multiemployer plans were $14,321 thousand in 2007, $18,713 thousand in 2006 and $15,576 thousand in 2005. There were no contributions payable at December 29, 2007 or December 30, 2006.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

The following weighted-average assumptions were used to determine Kraft's net pension cost for the years ended December 29, 2007, December 30, 2006 and December 31, 2005 and impact the comparability of those costs allocated to the Post cereals business:

	U.S. Plans			Canadian Plans
	2007	2006	2005	2007	2006	2005
Discount rate	5.90%	5.60%	5.75%	5.00%	5.00%	5.75%
Expected rate of return on plan assets	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%
Rate of compensation increase	4.00%	4.00%	4.00%	3.00%	3.00%	3.00%
Single-employer Pension Plans

In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans ("SFAS No. 158"). SFAS No. 158 requires the Post cereals business to recognize the funded status of the defined benefit pension and other postretirement plans of the Post cereals business on the combined balance sheet. Subsequent changes in funded status that are not recognized as a component of net periodic benefit cost are recorded as a component of other comprehensive income in the year the changes occur. The Post cereals business prospectively adopted the recognition and related disclosure provisions of SFAS No. 158 on December 30, 2006. The adoption resulted in a decrease to total assets of $11,643 thousand and a decrease to shareholder's equity of $8,018 thousand. The plan assets and benefit obligations of pension plans of the Post cereals business are measured at the year end date of the Post cereals business.

Obligations and Funded Status:

The benefit obligations, plan assets and funded status of the pension plans of the Post cereals business at December 29, 2007 and December 30, 2006 were:

	Canadian Plans
	2007	2006
	(in thousands)
Benefit obligation at beginning of period	$34,860	$30,021
Service cost	804	733
Interest cost	1,818	1,608
Benefits paid	(990)	(728)
Settlements	(71)	--
Actuarial (gains) / losses	(4,204)	2,566
Currency	6,134	14
Other	235	646

Benefit obligation at end of period	38,586	34,860

Fair value of plan assets at beginning of period	37,867	32,180
Actual return on plan assets	1,195	4,528
Contributions	2,184	1,882
Benefits paid	(990)	(728)
Currency	7,174	5

Fair value of plan assets at end of period	47,430	37,867

Net pension asset recognized at end of period	$8,844	$3,007

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

The accumulated benefit obligation, which represents benefits earned to date, was $36,277 thousand at December 29, 2007 and $31,717 thousand at December 30, 2006 for the Canadian pension plans.

The following weighted-average assumptions were used to determine benefit obligations of the Post cereals business under the plans at December 29, 2007 and December 30, 2006:

	Canadian Plans
	2007	2006
Discount rate	5.80%	5.00%
Rate of compensation increase	3.00%	3.00%
2007 year-end Canadian plans discount rates of the Post cereals business were developed from a model portfolio of high quality, fixed-income debt instruments with durations that match the expected future cash flows of the benefit obligations.

Components of Net Periodic Pension Cost:

Net periodic pension cost consisted of the following for the years ended December 29, 2007, December 30, 2006 and December 31, 2005:

	Canadian Plans
	2007	2006	2005
	(in thousands)
Service cost	$804	$733	$536
Interest cost	1,818	1,608	1,378
Expected return on plan assets	(3,313)	(2,774)	(2,123)
Amortization:
Net loss from experience differences	652	684	460
Prior service cost	171	155	121
Other expense	14	--	--

Net pension cost	$146	$406	$372

Canadian plant closures and early retirement benefits resulted in curtailment and settlement losses of $14 thousand in 2007. These costs are included in other expense, above.

The estimated net loss for the Canadian pension plans that is expected to be amortized from accumulated other comprehensive losses into net periodic pension cost during 2008 is $380 thousand. The estimated prior service cost for the Canadian pension plans that is expected to be amortized from accumulated other comprehensive losses into net periodic pension cost during 2008 is $179 thousand.

The following weighted-average assumptions were used to determine the net pension cost for the Post cereals business for the years ended December 29, 2007, December 30, 2006 and December 31, 2005:

	Canadian Plans
	2007	2006	2005
Discount rate	5.00%	5.00%	5.75%
Expected rate of return on plan assets	8.00%	8.00%	8.00%
Rate of compensation increase	3.00%	3.00%	3.00%

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

The expected rate of return on plan assets for the Post cereals business is determined by the plan assets' historical long-term investment performance, current asset allocation and estimates of future long-term returns by asset class.

Plan Assets:

The percentage of fair value of pension plan assets at December 29, 2007 and December 30, 2006 was:

	Canadian Plans
Asset Category	2007	2006
Equity securities	70%	70%
Debt securities	27%	27%
Real estate	2%	3%
Other	1%	--

Total	100%	100%

The investment strategy of the Post cereals business is based on an expectation that equity securities will outperform debt securities over the long term. Accordingly, the composition of the Canadian plan assets of the Post cereals business is broadly characterized as a 70%/30% allocation between equity and debt securities. The strategy uses indexed U.S. equity securities, actively managed international equity securities and actively managed investment grade debt securities (which constitute 80% or more of debt securities) with lesser allocations to high yield and international debt securities. The Post cereals business attempts to mitigate investment risk by rebalancing between equity and debt asset classes as it makes contributions and monthly benefit payments.

The Post cereals business makes contributions to its Canadian pension plans to the extent that they are tax deductible and do not generate an excise tax liability. Based on current tax law, the management of the Post cereals business plans to contribute approximately $450 thousand to its Canadian plans in 2008. However, the Post cereals business' actual contributions may be different due to many factors. Those factors include changes in tax and other benefit laws, pension asset performance that differs significantly from the expected performance, or significant changes in interest rates.

The estimated future benefit payments from the Canadian pension plans of the Post cereals business at December 29, 2007 were (in thousands):

2008	$1,230
2009	1,352
2010	1,472
2011	1,601
2012	1,711
2013-2017	10,680
Multiemployer Postretirement Benefit Plans

Employees of the Post cereals business participate in Kraft's postretirement benefit plans. The Post cereals business makes contributions to those plans based on Kraft's net postretirement health care cost. Kraft determines the Post cereals business portion of its net postretirement health care cost based on total headcount. The expensed contributions to these multiemployer plans by the Post cereals business were $16,422 thousand in

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2007, $17,543 thousand in 2006 and $17,309 thousand in 2005. These postretirement health care plans are not funded, and contributions payable by the Post cereals business were $2,297 thousand at December 29, 2007 and $2,226 thousand at December 30, 2006.

The following weighted-average assumptions were used to determine Kraft's net postretirement cost for the years ended December 29, 2007, December 30, 2006 and December 31, 2005 and impact the comparability of those costs allocated to the Post cereals business:

	U.S. Plans			Canadian Plans
	2007	2006	2005	2007	2006	2005
Discount rate	5.90%	5.60%	5.75%	5.00%	5.00%	5.75%
Health care cost trend rate	8.00%	8.00%	8.00%	8.50%	9.00%	9.50%
Multiemployer Postemployment Benefit Plans

Most of the salaried and certain hourly employees of the Post cereals business participate in Kraft's postemployment benefit plans. The Post cereals business makes contributions to those plans based on Kraft's net postemployment costs. Kraft determines the Post cereals business portion of its net postemployment costs based on total annual payroll costs and is charged to expense over the working life of the covered employees. Postemployment costs arising from actions that offer employees benefits in excess of those specified in the respective plans are charged to expense when incurred. Expensed contributions of Post cereals business to these multiemployer plans were $3,555 thousand in 2007, $2,386 thousand in 2006 and $1,967 thousand in 2005. These postemployment plans are not funded, and there were no contributions payable at December 29, 2007 or December 30, 2006.

Defined Contribution Plans

Kraft sponsors and contributes to employee savings plans. Certain of the salaried, non-union and union employees of the Post cereals business participate in these plans. Contributions and costs of the Post cereals business are determined by the matching of employee contributions, as defined by the plans, and an allocated portion from Kraft. Amounts charged to expense for defined contribution plans totaled $4,413 thousand in 2007, $4,712 thousand in 2006 and $4,602 thousand in 2005.

Note 7. Geographic Information:

Geographic data for net revenues and long-lived assets were:

	2007	2006	2005
	(in thousands)
Net revenues:
United States	$971,449	$968,245	$965,345
Canada	85,004	80,877	78,342
Other	46,242	43,695	46,999

Total net revenues	$1,102,695	$1,092,817	$1,090,686

Long-lived assets:
United States	$652,796	$665,309	$673,185
Canada	107,677	90,956	100,298

Total long-lived assets	$760,473	$756,265	$773,483

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Note 8. Significant Customers:

The largest customer of the Post cereals business, Wal-Mart Stores, Inc., accounted for approximately 21% of combined net revenues in 2007, 20% in 2006 and 20% in 2005. The five largest customers of the Post cereals business accounted for approximately 43% of its net revenues in 2007, 2006 and 2005. The ten largest customers of the Post cereals business accounted for approximately 57% of its net revenues in 2007, 56% in 2006 and 57% in 2005.

Note 9. Related Party Transactions:

On March 30, 2007, Kraft entered into a post-spin Transition Services Agreement with Altria's subsidiary, Altria Corporate Services, Inc. ("ALCS"). Under the agreement, ALCS provided information technology services to the Post cereals business. Billings for these post-spin services were handled through Kraft's corporate allocation charges to the Post cereals business. Before the Kraft Distribution, ALCS provided pre-spin administrative services to the Post cereals business under a separate Corporate Services agreement that expired on March 30, 2007. These services included planning, legal, treasury, auditing, insurance, human resources, office of the secretary, corporate affairs, information technology, aviation and tax services. Billings for these pre-spin services, which were based on the cost to ALCS to provide such services and a 5% management fee based on wages and benefits, were handled through Kraft's corporate allocation charges to the Post cereals business. As of January 1, 2008, ALCS no longer provides services to the Post cereals business.

Note 10. Commitments and Contingencies:

Legal Proceedings: Kraft is a defendant in a variety of legal proceedings in connection with the Post cereals business. Plaintiffs in certain of those cases seek substantial damages. Management of the Post cereals business cannot predict with certainty the results of these proceedings. However, management of the Post cereals business believes that the final outcome of these proceedings will not materially affect the financial position or results of the Post cereals business.

Leases: Rental expenses were $32,074 thousand in 2007, $35,602 thousand in 2006 and $31,687 thousand in 2005. Minimum rental commitments under non-cancelable operating leases in effect at December 29, 2007 were (in thousands):

2008	$13,932
2009	6,628
2010	2,222
2011	2,045
2012	1,935
Thereafter	3,663

KRAFT FOODS' POST CEREALS BUSINESS

CONDENSED COMBINED STATEMENTS OF EARNINGS

(in thousands of dollars)

(Unaudited)

	For the Three Months Ended
	March 29, 2008	March 31, 2007
Net revenues	$270,259	$264,979
Cost of sales	157,310	157,784

Gross profit	112,949	107,195
Marketing, administration and research costs	52,770	62,782
Selling expense	10,789	10,740
Asset impairment and exit costs	1,476	740

Operating income	47,914	32,933
Provision for income taxes	17,583	11,784

Net earnings	$30,331	$21,149

See accompanying notes to condensed combined financial statements of Post cereals business.

KRAFT FOODS' POST CEREALS BUSINESS

CONDENSED COMBINED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	March 29, 2008	December 29, 2007
ASSETS
Receivables (less allowances of $987 in 2008 and $1,015 in 2007)	$61,333	$62,607
Inventories:
Raw materials	25,532	24,785
Finished product	69,511	52,304

Total inventories	95,043	77,089
Deferred income taxes	17,378	16,068
Other current assets	79	2,297

Total current assets	173,833	158,061
Property, plant and equipment, at cost	961,594	958,987
Less accumulated depreciation	520,195	514,863

Property, plant and equipment, net	441,399	444,124
Goodwill	297,028	298,505
Other intangible assets, net	9,000	9,000
Prepaid pension assets	9,422	8,844
Other assets	147	--

TOTAL ASSETS	$930,829	$918,534

LIABILITIES
Accounts payable	$35,557	$26,800
Accrued liabilities:
Marketing	62,423	41,039
Employment costs	3,622	6,509
Accrued postretirement health care costs	2,431	2,297
Other	10,570	11,378

Total current liabilities	114,603	88,023
Deferred income taxes	187,312	183,848
Other liabilities	11,297	9,935

TOTAL LIABILITIES	313,212	281,806
Contingencies (Note 10)

EQUITY
Contribution from Kraft	290,097	290,097
Retained earnings	351,484	369,837
Accumulated other comprehensive losses	(23,964)	(23,206)

TOTAL EQUITY	617,617	636,728

TOTAL LIABILITIES AND EQUITY	$930,829	$918,534

See accompanying notes to condensed combined financial statements of Post cereals business.

KRAFT FOODS' POST CEREALS BUSINESS

CONDENSED COMBINED STATEMENTS OF EQUITY

(in thousands of dollars)

(Unaudited)

	Contribution from Kraft	Retained Earnings	Accumulated Other Comprehensive (Losses)/Earnings	Total Equity
Balances at December 30, 2006	$290,224	$363,718	$(28,318)	$625,624
Comprehensive earnings:				--
Net earnings	--	116,676	--	116,676
Other comprehensive earnings, net of income taxes	--	--	5,112	5,112

Total comprehensive earnings				121,788

Distribution to Kraft	--	(108,756)	--	(108,756)
Initial adoption of FIN 48	--	(1,801)	--	(1,801)
Net settlement of employee stock awards with Kraft	(127)	--	--	(127)

Balances at December 29, 2007	$290,097	$369,837	$(23,206)	$636,728
Comprehensive earnings:
Net earnings	--	30,331	--	30,331
Other comprehensive losses, net of income taxes	--	--	(758)	(758)

Total comprehensive earnings				29,573

Distribution to Kraft	--	(48,684)	--	(48,684)

Balances at March 29, 2008	$290,097	$351,484	$(23,964)	$617,617

See accompanying notes to condensed combined financial statements of Post cereals business.

KRAFT FOODS' POST CEREALS BUSINESS

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

(Unaudited)

	For the Three Months Ended
	March 29, 2008	March 31, 2007
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES
Net earnings	$30,331	$21,149
Adjustments to reconcile net earnings to operating cash flows:
Depreciation	8,755	8,545
Deferred income tax expense / (benefit)	2,311	(773)
Asset impairment and exit costs, net of cash paid	26	(204)
Change in assets and liabilities:
Receivables, net	986	(9,895)
Inventories	(18,550)	2,245
Prepaid expenses	2,207	(1,147)
Accounts payable	8,783	(1,437)
Accrued liabilities	18,119	28,618
Change in pension assets and postretirement liabilities, net	129	(834)
Other	907	331

Net cash provided by operating activities	54,004	46,598

CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES
Capital expenditures	(7,811)	(2,032)
Proceeds from sales of property, plant and equipment	2	1,019

Net cash used in investing activities	(7,809)	(1,013)

CASH (USED IN) FINANCING ACTIVITIES
Distribution to Kraft	(46,195)	(45,585)

Net cash used in financing activities	(46,195)	(45,585)

Cash and cash equivalents:
Increase	--	--
Balance at beginning of period	--	--

Balance at end of period	$--	$--

See accompanying notes to condensed combined financial statements of Post cereals business.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Summary of Significant Accounting Policies:

Nature of Operations and Basis of Presentation:

The Post cereals business is a wholly owned component of Kraft Foods Inc. ("Kraft"). These interim condensed combined financial statements are unaudited. The condensed combined financial statements were prepared following the requirements of the SEC for interim reporting. As permitted under those rules, a number of footnotes or other financial information that are normally required by accounting principles generally accepted in the United States of America have been condensed or omitted. It is management's opinion that these financial statements include all normal and recurring adjustments necessary for a fair presentation of the Post cereals business's financial position and operating results. Net revenues and net earnings for any interim period are not necessarily indicative of future or annual results.

You should read these statements in conjunction with the combined financial statements and related notes of the Post cereals business for the year ended December 29, 2007.

Kraft Spin-Off from Altria - Kraft was a wholly owned subsidiary of Altria Group, Inc. ("Altria") before Kraft completed its initial public offering on June 13, 2001. Effective as of the close of business on March 30, 2007, Altria spun off its remaining interest (89.0%) in Kraft (the "Kraft Distribution").

Post Spin-Off from Kraft - On April 11, 2008, Kraft's wholly owned subsidiary, Cable Holdco, Inc., filed a preliminary registration statement on Form S-1/S-4 with the SEC related to the November 15, 2007 agreement to merge the Post cereals business into Ralcorp Holdings, Inc. ("Ralcorp") after a tax-free distribution to Kraft's shareholders (the "Post Distribution"). This transaction is subject to customary closing conditions, including antitrust approval, IRS tax free ruling and Ralcorp shareholder approval. To date, Kraft has obtained the IRS tax free ruling, and both the U.S. and Canadian antitrust approvals. Management of the Post cereals business anticipates that this transaction will be completed in mid-2008.

The Post cereals business has a single operating segment and manufactures and markets ready-to-eat cereals under several brand names, including: Honey Bunches of Oats, Pebbles, Shredded Wheat, Selects, Grape-Nuts, and Honeycomb. Products of the Post cereals business are generally sold to supermarket chains, wholesalers, supercenters, club stores, mass merchandisers, distributors, convenience stores, and the foodservice channel in North America. Products of the Post cereals business are manufactured at six facilities - Battle Creek, Michigan; Jonesboro, Arkansas; Modesto, California; Naperville, Illinois; Cobourg, Ontario; and Niagara Falls, Ontario. Approximately 1,230 employees will join Ralcorp following the consummation of the transaction.

Kraft's shareholders are expected to receive approximately 30.47 million shares of Ralcorp stock after the Post Distribution and the subsequent merger of the Post cereals business with Ralcorp. Based on market conditions prior to closing, Kraft will determine whether the shares will be distributed in a spin-off or a split-off transaction. Either type of transaction is expected to be tax-free to Kraft's U.S. shareholders. In a spin-off transaction, Kraft shareholders would receive a pro rata number of Ralcorp shares. In a split-off transaction, Kraft shareholders would have the option to exchange their shares of Kraft common stock and receive Ralcorp common stock at closing, resulting in a reduction in the number of shares of Kraft Class A common stock outstanding. Depending on the method of distribution, stock awards of employees of the Post cereals business may be modified.

Goodwill:

Goodwill of the Post cereals business decreased $1,477 thousand in the first quarter of 2008 relating to currency fluctuations.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Cost of Sales:

Cost of sales includes allocated costs of $1,002 thousand in the first quarter of 2008 and $3,814 thousand in the first quarter of 2007.

Marketing, administration and research costs:

Marketing - Total direct advertising expense incurred by the Post cereals business was $20,367 thousand in the first quarter of 2008 and $25,826 thousand in the first quarter of 2007.

Administration - Administration expenses include losses on disposals of property, plant and equipment of $500 thousand in the first quarter of 2008 and $308 thousand in the first quarter of 2007. Administration expenses include allocated costs of $10,870 thousand in the first quarter of 2008 and $11,487 thousand in the first quarter of 2007.

Research - Research and development expense was $3,267 thousand in the first quarter of 2008 and $4,461 thousand in the first quarter of 2007.

Revision:

Management has revised total comprehensive earnings included within the Post cereal business' combined statements of equity for the year ended December 29, 2007. Distributions to Kraft were inadvertently included within total comprehensive earnings for each year, and management subsequently revised the combined statements of equity to exclude the distribution to Kraft from total comprehensive earnings. This change had no impact on the Post cereal business' combined balance sheet, combined statement of earnings or combined statement of cash flows.

New Accounting Pronouncements:

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, Fair Value Measurements, as amended in February 2008 by FASB Staff Position ("FSP") FAS 157-2, Effective Date of FASB Statement No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FSP FAS 157-2 defers the effective date of SFAS No. 157 for all nonfinancial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until January 1, 2009. As such, the Post cereals business partially adopted the provisions of SFAS No. 157 effective January 1, 2008, and expects to adopt the remaining provisions of SFAS No. 157 beginning in 2009. Management of the Post cereals business expects the adoption of SFAS No. 157 to impact the way in which it calculates fair value for its annual impairment review of goodwill and non-amortizable intangible assets, and when conditions exist that require it to calculate the fair value of long-lived assets; however, management of the Post cereals business does not expect this adoption to have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115. The Post cereals business adopted the provisions of SFAS No. 159 effective January 1, 2008. This statement permits entities to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses on these instruments in earnings. The adoption of this statement did not have an impact on the financial statements of the Post cereals business.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. The provisions, which change the way companies account for business combinations, are effective for the Post cereals business as of January 1, 2009. This statement requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose all information needed by investors to understand the nature and financial effect of the business combination. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on its financial statements.

In December 2007, the FASB also issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, the provisions of which are effective for the Post cereals business as of January 1, 2009. This statement requires an entity to classify noncontrolling interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and noncontrolling interests are required to be treated as equity transactions. Management of the Post cereals business does not expect the adoption of this statement to have a material impact on its financial statements.

Note 2. Asset Impairment and Exit Costs:

In January 2004, Kraft announced a three-year restructuring program (the "Restructuring Program") and, in January 2006, extended it through 2008. The Post cereals business is part of the Restructuring Program. The objectives of this program are to leverage Kraft's global scale, realign and lower its cost structure, and optimize capacity.

Under the Restructuring Program, the Post cereals business recorded asset impairment and exit costs of $1,476 thousand in the first quarter of 2008. Management of the Post cereals business expects to pay cash for all of those charges. Since the inception of the Restructuring Program, the Post cereals business has incurred $33,763 thousand in charges and paid cash for $14,502 thousand related to those charges through March 29, 2008. The closure of one plant of the Post cereals business was announced in December 2007, which was the only plant closure announced for the Post cereals business since the program began in 2004.

Restructuring liability activity for the quarter ended March 29, 2008 was:

Severance
(in thousands)
Liability balance, December 29, 2007	$2,233
Charges	1,476
Cash spent	(1,450)

Liability balance, March 29, 2008	$2,259

Severance charges include the cost of benefits received by terminated employees. In connection with its severance initiatives, the Post cereals business eliminated approximately 425 positions as of March 29, 2008; at that time the Post cereals business had also announced the elimination of an additional 50 positions. Certain accrued severance costs included in the accompanying balance sheets have been allocated to the Post cereals business based on activity-based methodologies.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 3. Accumulated Other Comprehensive Losses:

The components of accumulated other comprehensive losses were:

	Currency Translation Adjustments	Pension and Other Benefits	Total
	(in thousands)
Balances at December 29, 2007	$(15,992)	$(7,214)	$(23,206)
Other comprehensive earnings / (losses), net of income taxes:
Currency translation adjustments	(1,108)	252	(856)
Amortization of experience losses and prior service costs		98	98

Total other comprehensive losses			(758)

Balances at March 29, 2008	$(17,100)	$(6,864)	$(23,964)

Note 4. Stock Plans:

The Post cereals business is a part of Kraft's overall stock-based compensation plans. Beginning in 2008, Kraft changed its annual and long-term incentive compensation programs to further align them with shareholder returns. Under the annual incentive program, Kraft now grants equity in the form of both restricted stock and stock options. The restricted stock will continue to vest 100% after three years, and the stock options will vest one-third each year over three years. Additionally, Kraft changed its long-term incentive plan from a cash-based program to a share-based program.

In January 2008, Kraft granted 5,330 shares of stock to employees of the Post cereals business in connection with its long-term incentive plan. The market value per restricted share was $32.26 on the date of grant, and the shares vest based on varying performance, market and service vesting conditions. The unvested shares have no voting rights and do not pay dividends.

In February 2008, as part of its annual incentive program, Kraft issued 14,110 shares of restricted stock and stock rights to eligible U.S. and non-U.S. employees of the Post cereals business. Restrictions on these shares and rights lapse in the first quarter of 2011. The market value per restricted share or right was $29.49 on the date of grant. Also, as part of its annual incentive program, Kraft granted 56,440 stock options to eligible U.S. and non-U.S. employees of the Post cereals business at an exercise price of $29.49. The stock options vest one-third each year, beginning in 2009.

During the first quarter of 2008, 21,410 shares of restricted stock and stock rights vested at a market value of $631 thousand.

There were no options exercised in the first quarter of 2008.

Note 5. Benefit Plans:

Kraft sponsors contributory and noncontributory defined benefit pension plans covering most of its employees, and the Post cereals business participates in those plans. As appropriate the Post cereals business provides pension coverage for certain employees of its non-U.S. operations through separate plans. Local statutory requirements govern many of these plans. In addition, the Post cereals business provides health care and other benefits to most retired employees.

KRAFT FOODS' POST CEREALS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Multiemployer Pension Plans

U.S. employees and some Canadian employees of the Post cereals business participate in Kraft's pension plans. The Post cereals business makes contributions to those plans based on Kraft's net periodic pension cost. Kraft determines the Post cereals business portion of its net periodic pension cost based on total pensionable earnings. Expensed contributions of the Post cereals business to these multiemployer plans were $1,811 thousand for the first quarter of 2008. There were no contributions payable at March 29, 2008.

Single-employer Pension Plans

Components of Net Periodic Pension Cost:

Net periodic pension cost consisted of the following for the three months ended March 29, 2008 and March 31, 2007:

	Canadian Plans For the Three Months Ended
	March 29, 2008	March 31, 2007
	(in thousands)
Service cost	$163	$201
Interest cost	532	455
Expected return on plan assets	(879)	(828)
Amortization:
Net loss from experience differences	45	163
Prior service cost	95	43

Net periodic pension cost / (income)	$(44)	$34

Employer Contributions:

The Post cereals business makes contributions to its Canadian pension plans, primarily, to the extent that they are tax deductible and do not generate an excise tax liability. During the three months ended March 29, 2008, the Post cereals business contributed $113 thousand to its Canadian plans. Based on current tax law, management of the Post cereals business plans to make further contributions of approximately $337 thousand to its Canadian plans for the remainder of 2008. However, the Post cereals business' actual contributions may be different due to many factors. Those factors include changes in tax and other benefit laws, pension asset performance that differs significantly from the expected performance, or significant changes in interest rates.

Multiemployer Postretirement Benefit Plans

Employees of the Post cereals business participate in Kraft's postretirement benefit plans. The Post cereals business makes contributions to those plans based on Kraft's net postretirement health care cost. Kraft determines the Post cereals business portion of its net postretirement health care cost based on total headcount. Expensed contributions of the Post cereals business to these multiemployer plans were $4,115 during the three months ended March 29, 2008. These postretirement health care plans are not funded, and contributions payable were $2,431 thousand at March 29, 2008.